SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2001


                          Indian River Banking Company

             (Exact name of registrant as specified in its charter)

           Florida                                        59-2931518
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                      Identification No.)

     958 20th Place, Vero Beach, FL                         32960
(Address of principal executive offices)                  (Zip Code)


        Registrant's telephone number, including area code: 561.569.9200



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Item 5. Other Items.

         Indian River Banking Company (the "Company") has accepted the resignation of William A High as President, Chief Executive Officer and Director of the Company and its wholly owned subsidiary bank, Indian River National Bank (the "Bank"). Mr. High's resignation is effective immediately.

         Paul A. Beindorf, previously Vice President of the Company and Executive Vice President - Lending of the Bank, has been appointed President and Chief Executive Officer of the Company and Bank.

         In connection with Mr. High's resignation, the Company will take one time, pre-tax charge in the second quarter of approximately $567,000, or approximately $357,000 after taxes, in respect of payments in satisfaction of all amounts which may be owing under Mr. High's employment agreement and the termination of options held by Mr. High.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              INDIAN RIVER BANKING COMPANY

                                              By: /s/ Paul A. Beindorf

                                              Paul A. Beindorf, President

Dated: April 5, 2001